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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                           -------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of earliest event reported):  DECEMBER 5, 1997



                                   AMGEN INC.
               (Exact Name of Registrant as Specified in Charter)



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
       DELAWARE                                     0-12477                             95-3540776
(State or Other Jurisdiction                      (Commission                          (I.R.S. Employer
    of Incorporation)                             File Number)                        Identification No.)
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        1840 DEHAVILLAND DRIVE
       THOUSAND OAKS, CALIFORNIA                          91320-1789
(Address of Principal Executive Offices)                  (Zip Code)

      Registrant's telephone number, including area code:  (805) 447-1000



                                 NOT APPLICABLE
         (Former Name or Former Address, if Changed Since Last Report)

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ITEM 5.  OTHER EVENTS.

      On November 18, 1997, Amgen Inc. (the "Company") filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (File No. 333-40405) (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the public offering from time to time of up to $500,000,000 in aggregate initial offering price of debt securities of the Company.

      On December 9, 1997, the Company filed a prospectus supplement (including the base prospectus dated November 24, 1997 contained therin) with the Commission pursuant to Rule 424(b) under the Securities Act relating to the issuance and sale from time to time by the Company of up to $400,000,000 aggregate initial offering price of the Company's Medium-Term Notes due nine months or more from the date of issue (the "Medium-Term Notes").

       On December 5, 1997, the Company entered into a distribution agreement (the "Distribution Agreement") with Goldman, Sachs & Co. and Bear, Stearns & Co. Inc. relating to the sale of the Company's Medium-Term Notes. The Distribution Agreement is attached hereto.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)   Exhibits.

1.1 Distribution Agreement, dated December 5, 1997, among Goldman, Sachs & Co. and Bear, Stearns & Co. Inc. and the Company.

4.1   Form of Floating Rate Medium-Term Note.

4.2   Form of Fixed Rate Medium-Term Note.


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                                   SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.


                                 Amgen Inc.



Dated: December 9, 1997         By  /s/ Robert S. Attiyeh
                                     ----------------------------
                                          Robert S. Attiyeh
                                       Senior Vice President Finance
                                        and Corporate Development,
                                         and Chief Financial Officer

                                       3
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                                 EXHIBIT INDEX

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EXHIBIT
NUMBER                        DESCRIPTION
------                        -----------

1.1 Distribution Agreement, dated December 5, 1997, among Goldman, Sachs & Co. and Bear, Stearns & Co. Inc. and the Company.

4.1   Form of Floating Rate Medium-Term Note.

4.2   Form of Fixed Rate Medium-Term Note.

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